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                                                                   Exhibit 3.258

                            ARTICLES OF INCORPORATION

                                       OF

                                   ECEP, INC.

            THE UNDERSIGNED, being a natural person of the age of eighteen years or more, and acting as the incorporator of a corporation to be organized pursuant to the provisions of The General and Business Corporation Law of Missouri, does hereby adopt the following Articles of Incorporation.

            FIRST: The name of the corporation is ECEP, Inc.

            SECOND: The address of the initial registered office of the corporation in the State of Missouri is 221 Bolivar Street, in the City of Jefferson City 65101, and the name of its initial registered agent at such address is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company.

            THIRD: The aggregate number of shares which the corporation shall have authority to issue is 1,000, all of which are of a par value of $0.01 dollars each, and all of which are of one class and are designated as Common shares.

            FOURTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

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            FIFTH: The name and the place of residence of the incorporator are as follows:

NAME                                            RESIDENCE

S. Kent Fannon                                  1717 Main Street, Suite 5200
                                                Dallas, TX 75201

            SIXTH: The number of directors to constitute the Board of Directors of the corporation until changed in the manner prescribed by the provisions of The General and Business Corporation Law of Missouri is one.

            SEVENTH: The duration of the corporation is to be perpetual.

            EIGHTH: The corporation is formed for the following purposes:

                        To engage in any lawful business.

            NINTH: 1. The Board of Directors may make, alter, and repeal the Bylaws of the corporation except any Bylaw the control over which is vested in the shareholders entitled to vote under the provisions of The General and Business Corporation Law of Missouri.

            2. The corporation shall, to the fullest extent permitted by the provisions of The General and Business Corporation Law of Missouri, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all expenses, liabilities, or other matters referred to in or covered by said provisions.

Signed on November _____, 1999

                               /s/ S. Kent Fannon
                               ---------------------
                               S. Kent Fannon

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STATE OF TEXAS        )
                      ) Section:
COUNTY OF DALLAS      )

            I, Robyn D. Elliott, a notary public, do hereby certify that on November 8, 1999, personally appeared before me, S. Kent Fannon, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

                              /s/ Robyn D. Elliott
                              ------------------------
                              Notary Public

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